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                                                                    EXHIBIT 10.1

              1995 STOCK OPTION PLAN FOR OFFICERS AND KEY EMPLOYEES

                                       OF

                              MEDIAMATICS, INC.(1)


     MEDIAMATICS, Inc., a California corporation, hereby adopts this Stock Option Plan for the full-time, salaried officers and key Employees of the Company. The purposes of this Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to its officers and key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, or who are considered to have contributed meaningfully to the success of the Company, by assisting them to become owners of common stock of the Company and thus to benefit directly from its growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of the type of professional, technical, managerial and other employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of common stock of the Company under options, some of which are intended to qualify as "incentive stock options" under section 422 of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     SECTION 1.1    COMPANY

          "Company" shall mean MEDIAMATICS, INC.

     SECTION 1.2    PLAN ADMINISTRATOR

          "Plan Administrator" shall mean the Board of Directors of the Company or a committee of three (3) or more members of the Board appointed by the Board to administer the Plan. Members of the committee shall serve for such period of time as the Board may

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(1)  This plan was assumed by National Semiconductor Corporation on March 17,
1997. In connection therewith, upon the exercise of an outstanding option under this plan, the holder of the option will receive .1757012 shares of common stock of National Semiconductor Corporation per share of common stock of Mediamatics, Inc. underlying the holder's option.

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determine and shall be subject to removal by the Board at any time.  The Board may at any time terminate the functions of the committee and reassume all powers and authority previously delegated to the committee.

          SECTION 1.3    EMPLOYEE

          "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

     SECTION 1.4    CODE

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

     SECTION 1.5    INCENTIVE STOCK OPTION

          "Incentive Stock Option" shall mean an Option which qualifies under section 422 of the Code and which is designated as an Incentive Stock Option by the Plan Administrator.

     SECTION 1.6    NON-STATUTORY OPTION

          "Non-Statutory Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Statutory Option by the Board.

     SECTION 1.7    COMMON STOCK

          "Common Stock" shall mean the Company's no par value common stock.

     SECTION 1.8    OPTION

          "Option" shall mean an option to purchase common stock, no par value, of the Company, granted under the Plan.

     SECTION 1.9    OPTIONEE

          "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

     SECTION 1.10   PLAN

          "Plan" shall mean this Stock Option Plan for Officers and Key Employees of Mediamatics, Inc.


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     SECTION 1.11   PARENT CORPORATION

          "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 1.12   SUBSIDIARY

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 1.13   PRONOUNS

          The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

     SECTION 2.1    SHARES SUBJECT TO PLAN

          There shall be reserved for issue upon the exercise of Options granted under the Plan 4.8 million (4,800,000) shares of Common Stock.

     SECTION 2.2    LIMITATION ON INCENTIVE STOCK OPTION GRANTS

          Subject to the overall limitations of section 2.1 above, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any officer or key Employee may be granted an Incentive Stock Option which either becomes exercisable or vests for the first time in any calendar year under the Plan shall not exceed One Hundred Thousand Dollars ($100,000) with respect to such Employee.

     SECTION 2.3    UNEXERCISED OPTION

          If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be subject to Options granted under this Plan, subject to the limitations of sections 2.1 and 2.2 above.


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                                   ARTICLE III
                               GRANTING OF OPTIONS

     SECTION 3.1    ELIGIBILITY

          Any full-time, salaried officer or full-time key Employee of the Company shall be eligible to be granted an Option, except as provided in section 3.2; and provided that no director of the Company who is not also an eligible Employee whose customary work week consists of at least forty (40) hours in the employ of the Company (or a Parent or Subsidiary) shall be eligible to receive an Option under this Plan.

     SECTION 3.2    QUALIFICATION OF INCENTIVE STOCK OPTION

          No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under section 422 of the Code.

     SECTION 3.3    GRANTING OF OPTION

          (a) The Plan Administrator shall from time to time, in its absolute discretion:

               (i) Determine which Employees are eligible under the Plan and select from among these Employees such of them as in its opinion should be granted an Option; and

               (ii) Determine the number of shares to be subject to such Option granted to such selected eligible Employees, and determine whether such Option is to be an Incentive Stock Option or a Non-Statutory Option; and

               (iii) Determine the terms and conditions of such Option, consistent with the Plan.

          (b) No Option shall be granted to any Employee who, at the time such option would be granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary, unless the Option price (as provided in section 4.2) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted and the period within which the Option may be exercised (as provided in section 4.4 below) does not exceed five (5) years from the date the Option is granted.

                                   ARTICLE IV
                                 TERMS OF OPTION

     SECTION 4.1      OPTION AGREEMENT

          Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Plan Administrator shall determine, consistent with


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the Plan.  Each Incentive Stock Option Agreement shall contain such terms and conditions as may be necessary to qualify such Option as an "incentive stock option" under section 422 of the Code.

     SECTION 4.2      OPTION PRICE

          (a) The price of the shares subject to each Option shall be set by the Plan Administrator; provided, however, that in no event shall the price per share be less than eighty-five percent (85%) of the fair market value of such shares on the date such Option is granted; provided, further, that the price per share shall not be less than one hundred ten percent (110%) of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

          (b) For the purpose of section 4.2(a) above, the fair market value of a share of the Company's Common Stock on the date the Option is granted shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but quoted on Nasdaq or a successor quotation system, (1) the last sale price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in good faith by the Plan Administrator; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Plan Administrator acting in good faith considering book value, earnings history and prospects of the Company in light of market conditions generally.

     SECTION 4.3      COMMENCEMENT OF EXERCISABILITY

          (a) At a minimum, the Optionee shall have the right to exercise the Option at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted.

          (b) Subject to the provisions of sections 4.3(a), 4.3(c) and 7.3 of this Plan, each Option shall become exercisable at such time and in such installments (which may be cumulative) as the Plan Administrator shall provide in the terms of each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Plan Administrator may, on such terms and conditions as it may determine to be appropriate and subject to sections 4.3(a), 4.3(c) and 7.3 of this Plan, accelerate the time at which such Option or any portion thereof may be exercised.



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          (c)  No portion of an Option which is unexercisable at the time of
Employee's death, disability, retirement or termination of employment (as defined in section 5.7 below) shall thereafter become exercisable.

     SECTION 4.4      EXPIRATION OF OPTIONS

          The period or periods within which an Option may be exercised shall be determined by the Plan Administrator at the time the Option is granted but shall in no event exceed ten (10) years from the date the Option is granted.

     SECTION 4.5      CONSIDERATION

          In consideration of the granting of the Option, the optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of not less than one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement under this Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or Parent Corporation or shall interfere with or restrict in any way the rights of the Company and any Subsidiary or Parent Corporation, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

     SECTION 4.6      MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR
                      DISSOLUTION

          In its absolute discretion and on such terms and conditions as it deems appropriate, the Plan Administrator may provide by a resolution adopted prior to the occurrence of a Change Transaction (as defined herein) that Options outstanding hereunder may be (A) exercised after (i) the merger, consolidation or other reorganization of the Company (whether or not the Company is the surviving or continuing corporation thereafter), (ii) the acquisition by another person, corporation or other entity of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or
(iii) the liquidation or dissolution of the Company (a "Change Transaction"), for the same consideration that would have been received by the Optionees in such Change Transaction had such Optionees exercised their respective Options immediately prior to the consummation of such Change Transaction or the record date therefor or (B) terminated upon the occurrence of such Change Transaction. The Plan Administrator may also provide, in its absolute discretion and on such terms and conditions as it deems appropriate, by a resolution adopted prior to the occurrence of the Change Transaction, that, for some period of time prior to or after such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) above,
Section 4.3(b) above and/or any installment provisions of such Option.

                                    ARTICLE V
                               EXERCISE OF OPTIONS

     SECTION 5.1      PERSON ELIGIBLE TO EXERCISE


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          During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under sections
4.4 or 4.6 above, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     SECTION 5.2      PARTIAL EXERCISE

          At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under sections 4.4 or 4.6 above, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Plan Administrator may, by the terms of the specific Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

     SECTION 5.3      MANNER OF EXERCISE

          An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the secretary of the Company or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under sections 4.4 or 4.6 above:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised (and such notice must comply with all applicable rules established by the Plan Administrator); and

          (b) Subject to section 5.4 below, full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; and

          (c) Such representations and documents as the Plan Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Plan Administrator may in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) In the event that the Option or portion thereof shall be exercised pursuant to section 5.1 above by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

     SECTION 5.4      LOANS OR GUARANTEE OF LOANS

          The Plan Administrator may assist any Optionee (including any officer or director) in the exercise of one or more Options under the Plan by (a) authorizing the extension


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of a loan to such Optionee from the Company, (b) permitting the Optionee to pay the Option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral.

     SECTION 5.5      DEATH

          Upon the death of an Employee, any Option which he holds may be exercised at least six (6) months after the date of his death by the Employee's representative or by any other person entitled to exercise such Option under his will or the laws of intestate succession.

     SECTION 5.6      DISABILITY

          Upon the permanent and total disability of an Employee (as defined in section 22(e)(3) of the Code), any Option which he holds may be exercised by him at least six (6) months after the date of his termination of employment resulting from such disability.

     SECTION 5.7      RETIREMENT

          Upon the voluntary retirement of an Employee at or after reaching sixty-five (65) years of age, an Option may be exercised by him with respect to all or any portion of the balance of the Common Stock subject thereto at least thirty (30) days after the date of his retirement. The Option shall terminate upon the expiration of such period unless the Employee dies prior to that expiration date, in which event he shall be deemed to have died on the date of his retirement.

     SECTION 5.8      TERMINATION OF EMPLOYMENT

          In the event an Employee leaves the employ of the Company for any reason other than as set forth in sections 5.5 through 5.7 above, any Option which he holds may be exercised by him at least (30) days within such period after the date of his termination of employment.

     SECTION 5.9      SECURITIES LAW REQUIREMENTS

          (a) The Plan Administrator may require an Employee, as a condition of either the grant or the exercise of an Option, to represent and establish to the satisfaction of the Plan Administrator that all shares of Common Stock acquired upon the exercise of such Option will be acquired for investment and not for resale. The Plan Administrator may permit the sale or other disposition of any Common Stock acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.


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          (b)  No shares of Common Stock shall issue upon the exercise of any
Option if counsel for the Company determines that there has not been met any applicable registration requirement under the Securities Act of 1933, or the Securities Exchange Act of 1934, any applicable listing requirement of any stock exchange on which the Common Stock is listed or any other applicable provision of state or federal law.

     SECTION 5.10     RIGHTS AS SHAREHOLDERS

          (a) An Optionee shall not be, nor have any of the rights or privileges of shareholders of the Company in respect of any shares issuable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

          (b) Security holders shall receive a copy of the Company's financial statements at least annually.

     SECTION 5.11     TRANSFER RESTRICTIONS

          The Plan Administrator, in its absolute discretion, may impose such restrictions on the transferability of the shares issuable upon the exercise of an Option as it deems appropriate and any such restriction shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Plan Administrator may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock, acquired by exercise of an Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Plan Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

     SECTION 5.12     REPURCHASE RIGHTS

          The shares of Common Stock acquired upon the exercise of an Option may be subject to one or more repurchase rights of the Company upon the terms provided in each individual Stock Option Agreement.

                                   ARTICLE VI
                                 ADMINISTRATION

     SECTION 6.1      DUTIES AND POWERS OF PLAN ADMINISTRATOR

          The Plan Administrator shall have full power and authority to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with the Plan and to interpret, amend or revoke any such rules. Before any director is granted an Option pursuant to section 3.1 above, the Plan Administrator must first satisfy the requirements of California Corporations Code section 310.


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     SECTION 6.2      MAJORITY RULE

          The Plan Administrator shall act by a majority of its members in office and the Plan Administrator may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of its members.

     SECTION 6.3      COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

          Directors serving as Plan Administrator shall not receive compensation for their services in administering the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Plan Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Plan Administrator, the Company and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. The Plan Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option and all directors serving as Plan Administrator shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     SECTION 7.1      OPTION NOT TRANSFERABLE

          No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this section 7.1 shall prevent transfer by will or by the applicable laws of descent and distribution.

     SECTION 7.2      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Plan Administrator. However, without approval of the Company's shareholders given within 12 months before or after the action by the Plan Administrator, no action of the Plan Administrator may increase the limit imposed in section 2.1 on the maximum number of shares which may be issued on exercise of Options, modify the eligibility requirements of section 3.1, reduce the minimum Option price requirements in section 4.2(a) or extend the limit imposed in this section 7.2 on the period during which an Option may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations


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under any Option granted before such event.  No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Plan Administrator; or

          (b) The expiration of ten years from the date the Plan in approved by the Company's shareholders under section 7.3.

     SECTION 7.3      APPROVAL OF PLAN BY SHAREHOLDERS

          This Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the date of initial adoption of the Plan by the Company's Board of Directors. An Option may be granted prior to such shareholder approval; provided, however, that such Option shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of that twelve-month period, an Option previously granted under the Plan shall thereupon be cancelled and become null and void.

     SECTION 7.4      EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

          The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Parent Corporation. Nothing in this Plan shall be construed to limit the rights of the Company or any Subsidiary or Parent Corporation (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or Parent Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

     SECTION 7.5      TITLES

          Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     SECTION 7.6      EFFECTIVE DATE

          The Plan shall be effective as of January 1, 1995, provided that within the twelve-month period described in section 7.3 above, it is approved at a duly called meeting of the shareholders by the vote of the holders of a majority of the shares present, or represented, and entitled to vote at such meeting; or by the written consent of the holders of a majority of the shares entitled to vote. Options may be granted but may not be exercised prior to shareholder approval.


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          I hereby certify that the foregoing Plan was duly approved by the shareholders of MEDIAMATICS, INC. effective as of January 1, 1995.



                                        /s/ Premnath Viswanath
                                        ------------------------------
                                        Premnath Viswanath, President

Attest:



/s/ Partha Srinivasan
------------------------------
Partha Srinivasan, Secretary


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